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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Jefferies Group, Inc.:

We consent to the use of our report, related to the consolidated financial statements of Jefferies Group, Inc., incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement on Form S-4.


/s/ KPMG LLP

Los Angeles, California
March 18, 1999